Exhibits

Exhibit 23.1

Consent of Registered Independent Public Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-7590) of Royal Dutch Petroleum Company and The “Shell” Transport and Trading Company, Public Limited Company of our report dated May 22, 2004, except for Note 2(b) (Second Restatement of previously issued financial statements) and Note 18 (Subsequent events), which are as of March 3, 2005 relating to the Financial Statements of Royal Dutch Petroleum Company which is included in this Amendment No. 2 to the 2003 Annual Report on Form 20-F.

/s/ KPMG Accountants N.V.

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KPMG Accountants N.V.

The Hague — The Netherlands

March 3, 2005

E 2 Royal Dutch/Shell Group of Companies
20-F/A (Amendment No. 2) 2003